EMPLOYMENT AGREEMENT

BETWEEN:

US Geothermal Inc., a body corporate having an office at Suite B
1509 Tyrell Lane Boise, Idaho 83706
(the " Company")

AND:

Douglas Glaspey of 1509 Tyrell Lane, Suite B, Boise, Idaho
83706
(the " Employee")

WHEREAS:

THIS AGREEMENT made as of the 1st day of January, 2003

(A)         the Company is in the business of developing its Raft River geothermal property;

(B)         the Company wishes to engage the Employee as Chief Operating Officer; and

(C)         the parties hereto wish to enter into this Agreement for the purpose of fixing the compensation and terms applicable to the employment of the Employee during the period hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto, in consideration of the respective covenants and agreements on the part of each of them herein contained, do hereby covenant and agree as follows:

1.          Employment

The Company hereby engages the Employee as Chief Operating Officer of the Company, and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set out.

2.          Term

This Agreement will be effective from January 1, 2003 and will remain in full force and effect until terminated as hereinafter provided.

3.          Responsibility

The Employee will devote one third of his working time to his Employment hereunder, and while engaged in his employment will have the authority and duty to perform and carry out such duties and responsibilities as are customarily carried out by persons holding similar positions in other mining companies comparable in size to the Company and such additional and related duties as may from time to time be assigned, delegated, limited or determined by the President.

4. Other Business Activities

It is agreed that the Employee's employment hereunder shall constitute one third of his working time which shall be devoted exclusively for the benefit of the Company, and therefore:

(a)
the Employee may engage in any other business activities, so long as such activities will not interfere with, or impede, in any significant manner the performance of his duties as Chief Operating Officer of the Company provided, however, that:

(i)
other than the business activities already disclosed to the President, before the Employee can engage in any such other business activity which involves the Employee owning or acquiring any interest, directly or indirectly, in any geothermal property or the rendering of any advice or service to another person, partnership or other legal entity or a joint venture engaged in the business of exploring for and/or developing geothermal resources the Employee must disclose full particulars thereof in writing to the President, and within 15 days after the date of such disclosure, the Employee must receive from the President a decision that such activities by the Employee will not, in the opinion of the President, interfere or be in conflict with the Employee's performance of his duties to the Company hereunder;

	(ii)	before engaging in any such other business activity other than an investment or acquisition of the kind described in sub- paragraph (a)(i) of this Section 4, the Employee shall have disclosed same in writing to the President; and,

(iii)
an investment or acquisition of the kind described in sub-paragraph (a)(i) of this Section 4 does not include investment in publicly traded mining companies, where such investment does not constitute 10%, either directly or after exercise of any share acquisition rights, of the issued capital of the company in question, nor a control position, nor part of a control block.

(b)
the Employee shall refer to the President any and all matters and transactions in respect of which an actual or potential conflict of interest between the Employee and the Company has arisen or may arise, however remote the possibility, and the Employee shall not proceed with any such matter or transaction until the President's approval therefor is obtained. For purposes of clarification, this provision is not intended to limit in any way the Employee's other fiduciary obligations to the Company which may arise in law or in equity.

5.          Compensation

In consideration of the performance by the Employee of his responsibilities and duties as Chief Operating Officer hereunder:

(a)
the Company will pay the Employee the sum of US$36,000 per annum, payable in monthly installments. The Employee may elect to have any compensation payable hereunder paid into any jurisdiction of his choice, but the Company may decline to pay such compensation to the Employee at the place specified if the Company determines that such payment in such jurisdiction would violate the laws of the jurisdiction of the place of payment specified by the Employee or the laws of any other country or if the Company otherwise determines that payment to the Employee or for his account in such place would be prejudicial to the Company;

(b)	the Company will grant the Employee incentive stock options in such amount and on such conditions as the Board of Directors of the Company may determine from time to time; and

(c)
the Company will provide the Employee and his immediate family (consisting of spouse and children) with medical, dental and related coverages as are or may become available to the other employees of the Company.

6.          Expenses

The Company will reimburse the Employee for any and all reasonable and documented expenses actually and necessarily incurred by the Employee in connection with the performance of his duties under this Agreement. The Employee will furnish the Company with an itemized account of his expenses in such form or forms as may reasonably be required by the Company and at such times or intervals as may be required by the Company.

7.          Vacation

The Employee will be entitled to a paid vacation of one week within each 12 month period under the terms of this Agreement, to be calculated from the date of commencement of employment set forth in Section 2 herein. This vacation must be taken on dates which do not adversely compromise the Employee's performance of his duties under this Agreement.

8.          Termination

This Agreement and the Employee's employment may be terminated by the Company summarily and without notice, payment in lieu of notice, severance payments, benefits, damages or any sums whatsoever, on the occurrence of any one or more of the following events:

(a)	the Employee's failure to carry out his duties hereunder in a competent and professional manner;

(b)	the Employee's appropriation of corporate opportunities for the Employee's direct or indirect benefit or his failure to disclose any material conflict of interest;

(c)	the Employee's plea of guilty to, or conviction of, an indictable offence once all appeals (if any) have been completed without such conviction having been reversed;

(d)
the existence of cause for termination of the Employee at common law including but not limited to cause related to fraud, dishonesty, illegality, breach of statute or regulation, or gross incompetence;

(e)
failure on the part of the Employee to disclose material facts concerning his business interests or employment outside of his employment by the Company, provided such facts relate to the Employee's duties hereunder;

(f)	refusal on the part of the Employee to follow the reasonable and lawful directions of the Company;

(g)	breach of fiduciary duty to the Company on the part of the Employee;

(h)	material breach of this Agreement or gross negligence on the part of the Employee in carrying out his duties under this Agreement; or

(i)	a declaration of bankruptcy on the part of the Employee by a court of competent jurisdiction.

8.1         In the event of the early termination of the Agreement for any reason set out in Section 8 above, the Employee shall only be entitled to such compensation as would otherwise be payable to the Employee hereunder up to and including such date of termination, as the case may be.

8.2         This Agreement and the Employee's employment may be terminated on notice by the Company to the Employee for any reason other than for the reasons set out in Section 8 above of this Agreement upon one month notice to the Employee. In such event, the Employee will be entitled to payment of salary and expenses until the date one month after which notice was given.

8.3         This Agreement and the Employee's employment may be terminated on notice by the Employee to the Company for any reason upon one month notice to the Company. In such event, the Employee will be entitled to payment of salary and expenses until the date one month after which notice was given.

9.          Confidential Information

The Employee agrees to keep the affairs and Confidential Information (as defined below) of the Company strictly confidential and shall not disclose the same to any person, company or firm, directly or indirectly, during or after his employment by the Company except as authorized in writing by the Board. "Confidential Information" includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its parent, affiliated or subsidiary companies: corporate information, including contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patent, trademark and trade name applications; any litigation or negotiations; information concerning suppliers; marketing information, including sales, investment and product plans, customer lists, strategies, methods, customers, prospects and market research data; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, including technical drawings and designs; any information relating to any mineral projects in which the Company has an actual or potential interest; and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations. The Employee agrees not to use such information, directly or indirectly, for his own interests, or any interests other than those of the Company, whether or not those interests conflict with the interests of the Company during or after his employment by the Company. The Employee expressly acknowledges and agrees that all information relating to the Company, whether financial, technical or otherwise shall, upon execution of this Agreement and thereafter, as the case may be, be the sole property of the Company, whether arising before or after the execution of this Agreement. The Employee expressly agrees not to divulge any of the foregoing information to any person, partnership, Company or other legal entity or to assist in the disclosure or divulging of any such information, directly or indirectly, except as required by law or as otherwise authorized in writing by the Board. The provisions of this Section 9 and Section 9.1 below shall survive the termination of this Agreement.

9.1         The Employee agrees that all documents of any nature pertaining to the activities of the Company or its related corporate entities, including Confidential Information, in the Employee's possession now or at any time during the Employee's period of employment, are and shall be the property of the Company and that all such documents and copies of them shall be surrendered to the Company when requested by the Company.

10.         Non-Competition

During the Non-Competition Period (as defined below), the Employee shall not, either individually or in partnership or jointly or in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit the Employee's name or any part thereof to be used by, any business in geothermal resources that competes with the business of the Company, its parent, affiliated or subsidiary companies, or any business in which the Company, its parent, affiliated or subsidiary companies is engaged. For purposes of this Agreement, "Non-Competition Period" means a period ending twelve (12) months after the end of the termination of this Agreement.

11.         Acknowledgement

The Employee acknowledges that damages would be an insufficient remedy for a breach by him of this Agreement and agrees that the Company may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement by the Employee or to enforce the covenants contained therein and, in particular, the covenants contained in Sections 9 and 10, in addition to rights the Company may have to damages arising from said breach or threat of breach.

12.         Representations and Warranties

The Employee represents and warrants to the Company that the execution and performance of this Agreement will not result in or constitute a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Employee is currently a party or by which the Employee or Employee's property is currently bound.

13.         Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the State of Idaho, USA.

14.         Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the relationship between the Company and the Employee and supersedes all prior arrangements and agreements, whether oral or in writing between the parties hereto with respect to the subject matter hereof.

15.         Amendments

No amendment to or variation of the terms of this Agreement will be effective or binding upon the parties hereto unless made in writing and signed by both of the parties hereto.

16.         Assignment

This Agreement is not assignable by the Employee. This Agreement is assignable by the Company to any other company which controls, is controlled by, or is under common control with the Company. This Agreement shall enure to the benefit of and be binding upon the Company and its successors and permitted assigns and the Employee and his heirs, executors and administrators.

17.         Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

18.         Headings

The division of this Agreement into Sections and the insertion of headings are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

19.         Time of Essence

Time shall be of the essence in all respects of this Agreement.

20.         Independent Legal Advice

The Employee agrees that he has had, or has had the opportunity to obtain, independent legal advice in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.

21.         Notice

Any notice required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, by electronic transmission, or if sent by prepaid registered mail to the intended recipient of such notice at their respective addresses set forth below or to such other address as may, from time to time, be designated by notice given in the manner provided in this Section:

in the case of Company:

US Geothermal Inc.
1509 Tyrell Lane, Suite B
Boise, Idaho 83706
Attention: Corporate Secretary
Fax No.: 208 424 1030

in the case of Employee:
Douglas Glaspey

1509 Tyrell Lane, Suite B
Boise, Idaho 83706
Fax No.: 208 424 1030

21.1         Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day, then on the next business day following any such day. Any notice mailed shall be deemed to have been given and received on the 10th business day following the date of mailing. In the case of facsimile transmission, notice is deemed to have been given or served on the party to whom it was sent at the time of dispatch if, following transmission, the sender receives a transmission confirmation report or, if the sender's facsimile machine is not equipped to issue a transmission confirmation report, the recipient confirms in writing that the notice has been received.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

US GEOTHERMAL INC.

By: ____________________________
Authorized Signatory

SIGNED by the Employee in the presenceof:

__________________________	______________________
Witness	Douglas Glaspey

__________________________
Printed Name of Witness